                                                                     Exhibit 5.1

                         OPINION OF COOLEY GODWARD LLP


June 14, 2000



Dendreon Corporation
3005 First Avenue
Seattle, Washington 98121

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Dendreon Corporation (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") covering up to 7,013,700 shares of the Company's Common Stock, $.001 par value (the "Shares"), for issuance (i) pursuant to the Company's 2000 Equity Incentive Plan and 2000 Employee Stock Purchase Plan (collectively, the "Plans"), and (ii) upon the exercise of outstanding options granted under the Plans (the "Options").

In connection with this opinion, we have examined the Registration Statement and related Prospectus, your Restated Certificate of Incorporation, as amended, and Bylaws, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plans, the Registration Statement and related Prospectus, will be validly issued, fully paid, and non-assessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and non-assessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP


By:         /s/ Brett D. White
     ---------------------------------
              Brett D.  White